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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-53712, 333-69195, 333-67779, 333-58361, 333-107004 and 333-138320) and on Form S-3 (No. 333-140975) of IMS Health Incorporated of our report dated February 27, 2009 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
February 27, 2009

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm